EXHIBIT 32

CERTIFICATION OF

THE TRUSTEE*

OF THE SAN JUAN BASIN ROYALTY TRUST

PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying report on Form 10-Q for the quarter ended September 30, 2020 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joshua R. Peterson, Head of Trust Real Assets & Mineral Resources and Senior Vice President of BBVA USA, on behalf of BBVA USA, the Trustee of the San Juan Basin Royalty Trust (the “Trust”),* not in its individual capacity but solely as Trustee of the Trust, hereby certify that:

1.

The Report fully complies in all material respects with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (as explained in Note 1 to the Trust’s financial statements contained in the Report, in accordance with the Securities and Exchange Commission Staff Accounting Bulletin Topic 12:E, Financial Statements of Royalty Trusts, the Trust prepares its financial statements in a manner that differs from generally accepted accounting principles; such presentation is customary to other royalty trusts); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

BBVA USA, AS TRUSTEE OF THE
SAN JUAN BASIN ROYALTY TRUST

By:	/s/ Joshua R. Peterson
Name:	Joshua R. Peterson
Title:	Head of Trust Real Assets & Mineral Resources and Senior Vice President

Date:	November 16, 2020

*	The Trust has no executive officers.